AGREEMENT AND GENERAL RELEASE

SED International, Inc. (“SED”) and Charles L. Marsh, Jr., his heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement and General Release as “Employee”), agree that:

1.            Last Day of Employment. Employee's last day of employment with SED is March 31, 2008.

2.            Consideration. In consideration for signing this Agreement and General Release (“Agreement”), and complying with its terms, SED agrees:

a.            To pay to Employee the total sum of Two Hundred Eighty Thousand Dollars ($280,000.00), less lawful deductions, in quarterly installments of Seventy Thousand Dollars ($70,000.00) to be made on April 1, 2008; July 1, 2008; October 1, 2008; and January 1, 2009.

b.            If Employee properly and timely elects to continue medical and dental coverage under SED’s medical plan in accordance with the continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), SED shall pay for its portion of the cost of the premium for such coverage beginning on the last day of employment and ending on March 31, 2009.

3.            No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the monies and/or benefits specified in paragraph “2” above, except for Employee’s execution of this Agreement and the fulfillment of the promises contained herein.

4.            General Release of All Claims. Employee knowingly and voluntarily releases and forever discharges SED, its parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which the Employee has or may have against Releasees as of the date of execution of this Agreement, including, but not limited to, any alleged violation of:

•	Title VII of the Civil Rights Act of 1964;

•	Sections 1981 through 1988 of Title 42 of the United States Code;

•	The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan);

•	The Immigration Reform and Control Act;

•	The Americans with Disabilities Act of 1990;

•	The Age Discrimination in Employment Act of 1967 (“ADEA”);

•	The Workers Adjustment and Retraining Notification Act;

•	The Fair Credit Reporting Act;

•	The Georgia AIDS Confidentiality Act – O.C.G.A. § 24-9-47;

•	The Georgia Equal Pay Act (Sex Discrimination in Employment) – O.C.G.A. § 34-5-1 et seq.;

•	The Georgia Age Discrimination in Employment Act – O.C.G.A. § 34-1-2;

•	The Georgia Equal Employment for Persons with Disabilities Code – O.C.G.A. § 34-6A-1 et seq.;

•	Georgia Wage Payment and Work Hour Laws;

•	Any other claim under Georgia law, including but not limited to, claims for breach of contract, wrongful termination and/or fraud, and/or any other claim under Georgia statutory or common law;

•	any other federal, state or local law, rule, regulation, or ordinance;

•	any public policy, contract, tort, or common law; or

•	any basis for recovering costs, fees, or other expenses including attorneys' fees incurred in these matters.

5.	Acknowledgments and Affirmations.

Employee affirms that Employee has not filed, caused to be filed, or presently is a party to any claim against SED.

Employee also affirms that Employee has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which Employee may be entitled. Employee affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.

Employee further affirms that Employee has no known workplace injuries or occupational diseases.

Employee also affirms that Employee has not divulged any proprietary or confidential information of SED and will continue to maintain the confidentiality of such information consistent with SED’s policies and Employee’s agreement(s) with SED and/or common law.

Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by SED or its officers, including any allegations of corporate fraud. Both Parties acknowledge that this Agreement does not limit either party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.

Employee agrees to participate and cooperate on SED’s behalf in any pending litigation or administrative action, including but not limited to: giving statements or affidavits; meeting with SED’s legal or other professional advisers; attending legal and/or administrative proceedings; and giving evidence.

6.            Confidentiality and Return of Property. Employee agrees not to disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement, except to Employee’s spouse, tax advisor, and/or an attorney with whom Employee chooses to consult regarding Employee’s consideration of this Agreement.

Employee affirms that Employee has returned all of SED’s property, documents, and/or any confidential information in Employee’s possession or control. Employee also affirms that Employee is in possession of all of Employee’s property that Employee had at SED’s premises and that SED is not in possession of any of Employee’s property.

7.            Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the State of Georgia without regard to its conflict of laws provision. In the event of a breach of any provision of this Agreement, either party may institute an action specifically to enforce any term or terms of this Agreement and/or seek any damages for breach. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

8.            Nonadmission of Wrongdoing. The Parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind.

9.            Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both Parties wherein specific reference is made to this Agreement.

10.         Entire Agreement. This Agreement sets forth the entire agreement between the Parties hereto, and fully supersedes any prior agreements or understandings between the Parties. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to accept this Agreement, except for those set forth in this Agreement.

EMPLOYEE IS ADVISED THAT EMPLOYEE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE’S SIGNING OF THIS AGREEMENT AND GENERAL RELEASE.

EMPLOYEE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT AND GENERAL RELEASE. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO MARK DIVITO AND STATE, "I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE." THE REVOCATION MUST BE PERSONALLY DELIVERED TO MARK DIVITO, OR HIS DESIGNEE, OR MAILED TO MARK DIVITO, 4916 N. ROYAL ATLANTA DRIVE, TUCKER, GEORGIA, 30085-5044, AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT AND GENERAL RELEASE.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.

The Parties knowingly and voluntarily sign this Agreement and General Release as of the date(s) set forth below:

/s/ Charles L. Marsh, Jr. Charles L. Marsh, Jr. Date: March 21, 2008	SED INTERNATIONAL, INC. By: /s/ Jean Diamond Jean Diamond Chief Executive Officer Date: March 21, 2008